Exhibit 10.2

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This Second Amendment to Third Amended and Restated Credit Agreement (this “Amendment”) is made as of this 15th day of June, 2016, among CORESITE, L.P., a Delaware limited partnership (the “Borrower”), KEYBANK NATIONAL ASSOCIATION, as Administrative Agent (the “Agent”), on behalf of itself and certain other lenders (each a “Lender” and collectively, the “Lenders”) and the Lenders party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement set forth below shall have the same meaning herein.

W I T N E S S E T H:

WHEREAS, the Borrower, certain Subsidiary Borrowers named therein and party thereto, the Agent and the Lenders have entered into a certain Third Amended and Restated Credit Agreement dated as of June 24, 2015, as amended pursuant to that certain First Amendment to Third Amended and Restated Credit Agreement dated as of February 2, 2016 (as amended and in effect, the “Credit Agreement”); and

WHEREAS, the Borrower has requested, and the Agent and the Lenders have agreed, to (i) release the Subsidiary Borrowers from their obligations and liabilities as Borrowers under the Credit Agreement and the other Loan Documents, (ii) remove the Subsidiary Borrowers under the Credit Agreement and the other Loan Documents as Borrowers thereunder, and (iii) cause such Subsidiaries to become guarantors of the Obligations on a joint and several basis with the REIT pursuant to that certain Fourth Amended and Restated Guaranty dated as of the date hereof; and

WHEREAS, the Borrower, the Agent and the Lenders have agreed to further amend the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the Credit Agreement is hereby amended as follows:

1.                                      The Credit Agreement is hereby amended by deleting all references to Subsidiary Borrowers and Additional Subsidiary Borrowers thereunder, and by substituting references to Subsidiary Guarantors or Additional Subsidiary Guarantors, respectively, in their stead.

2.                                      The Credit Agreement is hereby amended by deleting all references to Coresite Coronado Stender, L.L.C. thereunder, and by substituting Coresite Real Estate 2972 Stender, L.P. in their stead.

3.                                      Unless as otherwise set forth herein, Sections 1, 2, 3 and 4 of the Credit Agreement are hereby amended by deleting all references to “Borrower” or “Borrowers” therein, and by substituting references to “Parent Borrower” in their stead and changing any corresponding possessory pronouns as the context may require as a result of such change.

4.                                      Unless as otherwise set forth herein, the Credit Agreement, other than Sections 1, 2, 3, 4, 6.1(e), 12.1(a) and 12.1(b), is hereby amended by deleting all references to “Borrower” or “Borrowers” therein, and by substituting references to “Loan Party” or “Loan Parties”, as applicable, in their stead.

5.                                      The following definitions are hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order therein:

Bail-In Action.  The exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

Bail-In Legislation.  With respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

Coresite 900.  See § 5.3.

Coresite 2901.  See § 5.3.

Coresite McCarthy.  See § 5.3.

Credit Rating.  The rating assigned by a Rating Agency to the corporate family of a Person.

EEA Financial Institution. (a) Any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

EEA Member Country.  Any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

EEA Resolution Authority.  Any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

EU Bail-In Legislation Schedule.  The EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

Guarantors.  Collectively, the REIT and the Subsidiary Guarantors.

Guaranty. That certain Fourth Amended and Restated Guaranty dated as of June 15, 2016, by the Guarantors in favor of the Agent and the Lenders.

Investment Grade Rating.  A Credit Rating of BBB-/Baa3/BBB- (or the equivalent) or higher from a Rating Agency.

Parent Borrower.  As defined in the preamble hereto.

Rating Agency.  Each of (i) Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”), (ii) Moody’s Investor Services, Inc. (“Moody’s”), or (iii) Fitch Ratings, Inc. (“Fitch”), together with their respective successors; provided that if Parent Borrower utilizes a Credit Rating by Fitch for purposes of determining an Investment Grade Rating as set forth in this Agreement, Parent Borrower must also obtain an Investment Grade Rating from either S&P or Moody’s for purposes of determining such Investment Grade Rating.

Senior Notes.  The Parent Borrower’s $150,000,000 aggregate principal amount of 4.19% Senior Notes due 2023, guaranteed on a senior unsecured basis by the REIT and the Subsidiary Guarantors.  For the avoidance of doubt, the Senior Notes shall rank pari passu with the Obligations under the Credit Agreement so long as all remain unsecured indebtedness.

Subsidiary Guarantors. Subject to Sections 5.3 and 5.4 hereof, CoreSite Real Estate 70 Innerbelt, L.L.C., a Delaware limited liability company, CoreSite Real Estate 900 N. Alameda, L.L.C., a Delaware limited liability company, CoreSite Real Estate 2901 Coronado, L.L.C., a Delaware limited liability company , CoreSite Real Estate 1656 McCarthy, L.L.C., a Delaware limited liability company, CoreSite Real Estate 427 S. LaSalle, L.L.C., a Delaware limited liability company, CoreSite Real Estate 2972 Stender, L.P., a Delaware limited partnership, CoreSite Real Estate 12100 Sunrise Valley Drive L.L.C., a Delaware limited liability company, CoreSite Real Estate 2115 NW 22nd Street, L.L.C., a Delaware limited liability company, CoreSite One Wilshire, L.L.C., a Delaware limited liability company, CoreSite Real Estate 55 S. Market Street, L.L.C., a Delaware limited liability company.

Write-Down and Conversion Powers.  With respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which writedown and conversion powers are described in the EU Bail-In Legislation Schedule

6.                                      The definition of “Borrowers” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in its stead and inserted in appropriate alphabetical order in Section 1.1 of the Credit Agreement:

Loan Parties.  Collectively, Parent Borrower and the Subsidiary Guarantors, and individually any of them.

7.                                      The definition of “Change of Control” in Section 1.1 of the Credit Agreement is hereby amended by deleting “thirty-five percent (35%)” in clause (a) thereof and by substituting “fifty percent (50%)” in its stead.

8.                                      The definition of “Defaulting Lender” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in its stead:

Defaulting Lender.  Subject to §14.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent, the Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Agent, the Issuing Lender or the Swing Loan Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Agent or the Borrowers, to confirm in writing to the Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrowers), (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (e) has become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender

9.                                      The definition of “Development Property” in Section 1.1 of the Credit Agreement is hereby amended by deleting “For purposes of this definition, it is acknowledged and agreed that the property owned by CoreSite Coronado Stender, L.L.C. and the buildings to be developed and/or redeveloped at such property shall be deemed a “Development Property” and as portions of this become complete and a Stabilized Property, for purposes of calculation for remaining development value of Gross Asset Value, the same method of calculation shall be implemented as applied when the property owned by CoreSite Real Estate 2901 Coronado, L.L.C. became completed and a Stabilized Property.”

10.                               The definition of “Eligible Real Estate” in Section 1.1 of the Credit Agreement is hereby amended by deleting clauses (e) and (f) thereof in their entirety and by substituting the following in their stead:

“(e)                            as to which the Agent has received all Eligible Real Estate Qualification Documents, or will receive them prior to inclusion of such Real Estate in the Unencumbered Asset Pool; and

(f)                                   [Reserved].”

11.                               The definition of “Indebtedness” in Section 1.1 of the Credit Agreement is hereby amended by deleting clause (h) thereof in its entirety and by substituting the following in its stead:

“(h) all Indebtedness of other Persons which such Person has guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, and other similar exceptions to recourse liability, and except for completion guaranties, until in any case a claim is made and an action is commenced with respect thereto, and then shall be included only to the extent of the amount of such claim), including liability of a general partner in respect of liabilities of a partnership in which it is a general partner which would constitute “Indebtedness” hereunder, any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to maintain working capital or equity capital of a Person or otherwise to maintain net worth, solvency or other financial condition of a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss, including, without limitation, through an agreement to purchase property, securities, goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise;”

12.                               The definition of “Loan Documents” in Section 1.1 of the Credit Agreement is hereby amended by (i) deleting “Third Amended and Restated Guaranty executed by the REIT in favor of the Agent” where it appears therein and by substituting “Guaranty” in its stead and (ii) deleting “Borrowers” where it appears therein and by substituting “Loan Parties” in its stead.

13.                               The definition of “Recourse Indebtedness” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in its stead and inserted in appropriate alphabetical order in Section 1.l of the Credit Agreement:

Secured Recourse Indebtedness.  As of any date of determination, any secured Indebtedness which is recourse to Parent Borrower or any of its Subsidiaries.  Secured Recourse Indebtedness shall not include Non-Recourse Indebtedness.

14.                               The definition of “REIT” in Section 1.1 of the Credit Agreement is hereby amended by deleting “Third Amended and Restated Guaranty” where it appears therein and by substituting “Guaranty” in its stead.

15.                               The definition of “Rent Roll” in Section 1.1 of the Credit Agreement is hereby amended by deleting “Borrowers” where it appears therein and by substituting “Loan Parties” in its stead.

16.                               The definition of “Title Policy” in Section 1.1 of the Credit Agreement is hereby amended by deleting “Borrower” where it appears therein and by substituting “Loan Party” in its stead.

17.                               The definition of “Unsecured Debt” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in its stead:

Unsecured Debt.  Indebtedness of the REIT, the Parent Borrower, the Subsidiary Guarantors or any of their respective Subsidiaries outstanding at any time which is not Secured Debt, including, without limitation, the 2014 Term Loans and the Senior Notes.

18.                               Section 2.1(b) of the Credit Agreement is hereby amended by deleting “the 2014 Term Loans” in the thirteenth line thereof, and by substituting “all other Unsecured Debt” in its stead.

19.                               Section 2.5(a) of the Credit Agreement is hereby amended by deleting “the 2014 Term Loan” in the fourteenth line thereof, and by substituting “all other Unsecured Debt” in its stead.

20.                               Section 3.2(b) of the Credit Agreement is hereby amended by deleting “the 2014 Term Loan” in the third line thereof, and by substituting “all other Unsecured Debt” in its stead.

21.                               Section 5.1 of the Credit Agreement is hereby amended by (x) deleting “the consent of the Agent (which consent shall not be unreasonably withheld) and” and the sentence “Thereafter, the Agent shall have ten (10) Business Days from the date of the receipt of such documentation and other information to advise Parent Borrower whether the Agent consents to the acceptance of such Subsidiary Borrower Unencumbered Asset or Potential Unencumbered Asset (which consent shall not be unreasonably withheld).” in clause (a) thereof in their entirety, and (y) by adding “or any other borrowing base or asset pool under any other Unsecured Debt” after “the 2014 Term Loan Unencumbered Asset Pool” in the ninth line of clause (a) thereof.

22.                               Section 5.1(b) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in its stead:

“(b)                           [Reserved].”

23.                               Section 5.2 of the Credit Agreement is hereby amended by adding “or any other borrowing base or asset pool under any other Unsecured Debt” after “the 2014 Term Loan Unencumbered Asset Pool” in clause (f) thereof.

24.                               Sections 5.3 and 5.4 of the Credit Agreement are hereby deleted in their entirety and the following is substituted in their stead:

“§5.3                 Additional Subsidiary Guarantors.  In the event that Real Estate of a Subsidiary of Parent Borrower is included in the Unencumbered Asset Pool in accordance with the terms hereof, Parent Borrower shall cause each such Subsidiary (and any entity having an interest in such Subsidiary of Parent Borrower) to execute and deliver to Agent a Joinder Agreement, and such Subsidiary (and any such entity) shall become a Subsidiary Guarantor under the Guaranty.  For the avoidance of doubt, any Subsidiary or other such entity which becomes an obligor pursuant to the 2014 Term Loan Agreement or any agreement evidencing other Unsecured Debt shall become a Subsidiary Guarantor under the Guaranty.  Each such Subsidiary shall be specifically authorized, in accordance with its respective organizational documents, to be a Guarantor under the Guaranty.  Parent Borrower shall further cause all representations, covenants and agreements in the Loan Documents with respect to Guarantors to be true and correct with respect to each such Subsidiary.  In connection with the delivery of such Joinder Agreement, Parent Borrower shall deliver to the Agent such organizational agreements, resolutions, consents, opinions and other documents and instruments as the Agent may reasonably require.  Without limiting the foregoing, each of Coresite Real Estate 1656 McCarthy, L.L.C. (“Coresite McCarthy”), Coresite Real Estate 2901 Coronado, L.L.C. (“Coresite 2901”) and Coresite Real Estate 900 N. Alameda, L.L.C. (“Coresite 900”) may transfer any Eligible Real Estate currently owned by such entities to any Subsidiary of such entities, and upon any such transfer, such Subsidiary shall become a Subsidiary Guarantor pursuant to the terms and documentation required under this Section 5.3.

§5.4                        Release of Certain Subsidiary Guarantors.  In the event that all Eligible Real Estate Assets owned by a Subsidiary Guarantor shall have been released from the Unencumbered Asset Pool in accordance with the terms of this Agreement and from the 2014 Term Loan Unencumbered Asset Pool or any other borrowing base or asset pool under any other Unsecured Debt, as applicable, in accordance with the terms of the 2014 Term Loan Agreement or any agreement evidencing other Unsecured Debt, as applicable, then such Subsidiary Guarantor shall be released by Agent from liability under the Guaranty.  In addition to the foregoing, upon the transfer of any Eligible Real Estate owned by any of Coresite McCarthy, Coresite 2901 or Coresite 900 to a Subsidiary of any of such entities as provided in Section 5.3 above, upon the joinder of such Subsidiary as a Subsidiary Guarantor as provided pursuant to the terms of Section 5.3 above, Coresite McCarthy, Coresite 2901 or Coresite 900, as applicable, shall be automatically released from its obligations under the Guaranty and shall no longer be a Subsidiary Guarantor.”

25.                               Section 6.1(e) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in its stead.

“(e)                            To the knowledge of the Parent Borrower, none of the Parent Borrower, any Subsidiary Guarantor or any Affiliate of the Parent Borrower:  (i) is a Sanctioned Person, (ii) has any of its asserts in Sanctioned Entities, or (iii) derives any of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Entities.  To the knowledge of Parent Borrower, Parent Borrower, the Subsidiary Guarantors and their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  No Loan or Letter of Credit, use of the proceeds of any Loan or Letter of Credit, or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable

Sanctions.  Neither the making of the Loans nor the use of the proceeds thereof will violate the Patriot Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto.  The Parent Borrower and its Subsidiaries are in compliance in all material respects with the Patriot Act.”

26.                               Section 6.25 of the Credit Agreement is hereby amended by deleting the reference to “$25,000,000” therein, and by substituting the following in its stead:

“(x) any Indebtedness which is recourse to Parent Borrower or any of the Subsidiary Guarantors (including, without limitation, Secured Recourse Indebtedness) totaling in excess of $25,000,000 or (y) Non-Recourse Indebtedness of the Parent Borrower or any of the Subsidiary Guarantors totaling in excess of $50,000,000”

27.                               Section 6.29 of the Credit Agreement is hereby amended by replacing “to be a co-borrower of the Loan” in the ninth line thereof with “to be a guarantor of the Loan”.

28.                               Section 7.22 of the Credit Agreement is hereby amended by deleting clause (a) thereof in its entirety and by substituting the following clause (a) in its stead:

“(a) REIT will have as its sole business purpose owning ownership interests of Parent Borrower, performing duties as the general partner of Parent Borrower, and making equity investments in such operating partnership and doing and performing any and all acts and things in service of the foregoing (including, for the avoidance of doubt, owning ownership interests in CoreSite, L.L.C.), and shall not engage in any business or activities other than those described in this §7.22(a);”

29.                               Section 8.1 of the Credit Agreement is hereby amended by deleting clause (j) thereof in its entirety and by substituting the following clauses (j) and (k) in its stead:

“(j)                              the Senior Notes.

(k)                                 Notwithstanding anything in this Agreement to the contrary, (i) none of the Indebtedness described in §8.1(g) above shall have any of the Eligible Real Estate Assets or any interest therein or any direct or indirect ownership interest in any Subsidiary Guarantor as collateral, a borrowing base, asset pool or any similar form of credit support for such Indebtedness (provided that the foregoing shall not preclude Subsidiaries of the Parent Borrower (other than a Subsidiary Guarantor) from incurring Indebtedness subject to the terms of this §8.1 or recourse to the general credit of Parent Borrower) and (ii) none of the Subsidiary Guarantors, Parent Borrower nor REIT shall create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness (including, without limitation, pursuant to any conditional or limited guaranty or indemnity agreement creating liability with respect to usual and customary exclusions from the non recourse limitations governing the Non-Recourse Indebtedness of any Person, or otherwise) other than Indebtedness described in §8.1(a)-(j) above.”

30.          Section 8.2 of the Credit Agreement is hereby amended by adding “or any agreement evidencing other Unsecured Debt, as applicable,” after “the 2014 Term Loan Agreement” in each of the third and fourteenth lines thereof.

31.          Section 8.10 of the Credit Agreement is hereby amended by adding “or any agreement evidencing other Unsecured Debt, as applicable,” after “the 2014 Term Loan Agreement” in the third line thereof.

32.          Section 9.1 of the Credit Agreement is hereby amended by deleting “the 2014 Term Loan, the Loans and the Letter of Credit Liabilities” in the first line thereof, and by substituting “all Unsecured Debt” in its stead.

33.          Section 9.4 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in its stead:

“§9.4      Secured Recourse Indebtedness to Gross Asset Value.  Secured Recourse Indebtedness shall not exceed fifteen percent (15%) of Gross Asset Value; provided that, at any such time as the Parent Borrower has received an Investment Grade Rating, the foregoing covenant shall be of no further force and effect and the Parent Borrower shall not be required to comply therewith.”

34.          Section 9.7 of the Credit Agreement is hereby amended by adding the following proviso at the end thereof:

“provided that, at any such time as the Parent Borrower has received an Investment Grade Rating, the foregoing covenant shall be of no further force and effect and the Parent Borrower shall not be required to comply therewith.”

35.          Sections 12.1(a) and (b) of the Credit Agreement are hereby amended by deleting both references to “Borrowers” therein, and by substituting references to “Parent Borrower” in their stead.

36.          Section 12.1 of the Credit Agreement is hereby amended by deleting clause (g) thereof in its entirety and by substituting the following in its stead:

“(g)         any of the Loan Parties shall fail to pay when due (including, without limitation, at maturity), or within any applicable period of notice and grace, any principal, interest or other amount on account of any obligation for borrowed money or credit received or other Indebtedness, or shall fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any obligation for borrowed money or credit received or other Indebtedness and the holder or holders thereof or of any obligations issued thereunder have accelerated the maturity thereof; provided that the events described in §12.1(g) shall not constitute an Event of Default unless such failure to perform, together with other failures to perform as described in §12.1(g), involve singly or in the aggregate obligations for (x) any Indebtedness which is recourse to Parent Borrower or any of the Subsidiary Guarantors (including, without limitation, Secured Recourse Indebtedness) totaling in excess of $25,000,000 or (y) Non-

Recourse Indebtedness of the Parent Borrower or any of the Subsidiary Guarantors totaling in excess of $50,000,000.

37.          Section 12.1(k) of the Credit Agreement is hereby amended by deleting “$25,000,000” in the last line thereof and by substituting “$50,000,000” in its stead.

38.          The following new Section 38 is hereby added to the Credit Agreement.

“§38       Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the writedown and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i)            the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(ii)           the effects of any Bail-In Action on any such liability, including, if applicable:

(1)           a reduction in full or in part or cancellation of any such liability;

(2)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(3)           the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

39.          Release of CoreSite Coronado Stender, L.L.C.  Upon the effectiveness of this Amendment and the Guaranty executed in connection herewith, the Agent and the Lenders hereby release, without further action, CoreSite Coronado Stender, L.L.C. as a Subsidiary Borrower under the Credit Agreement and the other Loan Documents and CoreSite Real Estate 2972 Stender, L.P. is hereby added as a Subsidiary Guarantor under the same.

40.          Release of Subsidiary Borrowers.  Upon the effectiveness of this Amendment and the Guaranty executed in connection herewith, the Agent and the Lenders hereby release, without further action, each Subsidiary Borrower from all obligations and liabilities of such Person as a Borrower under the Credit Agreement and the other Loan Documents.  Each of the Subsidiary Borrowers hereby acknowledges and agrees that, to its knowledge, it has no claims of any kind or nature against the Agent, any Lender or any parents, affiliates, predecessors, successors, or assigns thereof, or their respective officers, directors, employees, attorneys, or representatives, with respect to or arising from the Credit Agreement, the other Loan Documents or the Obligations, and that if any of the Subsidiary Borrowers now has, or ever did have, any such claims against such Persons with respect to the Credit Agreement, the other Loan Documents or the Obligations, whether known or unknown, at law or in equity, on or prior to the date hereof and through the time of execution of this Amendment, all of them are hereby expressly WAIVED, and each of the Subsidiary Borrowers hereby RELEASES such Persons from any liability therefor.

41.          Representations and Warranties.

(a)           The Loan Parties hereby represent, warrant and covenant with Agent and Lenders that, as of the date hereof:

(i)            All representations and warranties made in the Credit Agreement and other Loan Documents remain and continue to be true and correct in all material respects, except to the extent that such representations and warranties expressly refer to an earlier date.

(ii)           To the knowledge of the Loan Parties, there exists no Default or Event of Default under any of the Loan Documents.

42.          This Amendment, which may be executed in multiple counterparts, constitutes the entire agreement of the parties regarding the matters contained herein and shall not be modified by any prior oral or written discussions.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging transmission (e.g. PDF by email) shall be effective as delivery of a manually executed counterpart of this Amendment.  The Borrower hereby ratifies, confirms and reaffirms all of the terms and conditions of the Credit Agreement, and each of the other Loan Documents, and further acknowledges and agrees that all of the terms and conditions of the Credit Agreement shall remain in full force and effect except as expressly provided in this Amendment.

43.          Any determination that any provision of this Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Amendment.

44.          This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including, without limitation, New York General Obligations Law Section 5-1401.

[SIGNATURES ON FOLLOWING PAGE]

It is intended that this Amendment take effect as an instrument under seal as of the date first written above.

PARENT BORROWER:

CORESITE, L.P., a Delaware limited partnership, by its general partner, CoreSite Realty Corporation, a Maryland corporation

By:	/s/ Derek S. McCandless
Name:	Derek S. McCandless
Title:	Senior Vice President, Legal, Secretary, and General Counsel

(SEAL)

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Signature page to Second Amendment to Third Amended and Restated Credit Agreement

Executed Solely for the Purposes of the Waivers set forth in Section 39 hereof:

SUBSIDIARY BORROWERS:

CORESITE REAL ESTATE 70 INNERBELT, L.L.C., a Delaware limited liability company
CORESITE REAL ESTATE 900 N. ALAMEDA, L.L.C., a Delaware limited liability company
CORESITE REAL ESTATE 2901 CORONADO, L.L.C., a Delaware limited liability company
CORESITE REAL ESTATE 1656 MCCARTHY, L.L.C., a Delaware limited liability company
CORESITE REAL ESTATE 427 S. LASALLE, L.L.C., a Delaware limited liability company
CORESITE CORONADO STENDER, L.L.C., a Delaware limited liability company
CORESITE REAL ESTATE 12100 SUNRISE VALLEY DRIVE L.L.C., a Delaware limited liability company
CORESITE REAL ESTATE 2115 NW 22ND STREET, L.L.C., a Delaware limited liability company
CORESITE ONE WILSHIRE, L.L.C., a Delaware limited liability company
CORESITE REAL ESTATE 55 S. MARKET STREET, L.L.C., a Delaware limited liability company

By:	/s/ Derek S. McCandless
Name:	Derek S. McCandless
Title:	Senior Vice President, Legal and Secretary

(SEAL)

Signature page to Second Amendment to Third Amended and Restated Credit Agreement

AGENT AND LENDERS:

KEYBANK NATIONAL ASSOCIATION, individually and as Agent

By:	/s/ Gregory W. Lane
Name:	Gregory W. Lane
Title:	Vice President

KeyBank National Association
225 Franklin Street
Boston, Massachusetts 02110
Attention: Gregory W. Lane
Telephone:	617-385-6212
Facsimile:	617-385-6293

Signature page to Second Amendment to Third Amended and Restated Credit Agreement

BANK OF AMERICA, N.A.

By:	/s/ Dennis Kwan
Name:	Dennis Kwan
Title:	Vice President

Signature page to Second Amendment to Third Amended and Restated Credit Agreement

REGIONS BANK

By:	/s/ Kerri L. Raines
Name:	Kerri L. Raines
Title:	Senior Vice President

Signature page to Second Amendment to Third Amended and Restated Credit Agreement

CITIBANK, N.A.

By:	/s/ John C. Rowland
Name:	John C. Rowland
Title:	Vice President

Signature page to Second Amendment to Third Amended and Restated Credit Agreement

COBANK, ACB

By:	/s/ Jacqueline Bove
Name:	Jacqueline Bove
Title:	Vice President

Signature page to Second Amendment to Third Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Kevin A. Stacker
Name:	Kevin A. Stacker
Title:	Senior Vice President

Signature page to Second Amendment to Third Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Brandon K. Fiddler
Name:	Brandon K. Fiddler
Title:	Senior Vice President

Signature page to Second Amendment to Third Amended and Restated Credit Agreement

TORONTO DOMINION (TEXAS) LLC

By:	/s/ Annie Dorval
Name:	Annie Dorval
Title:	Authorized Signatory

Signature page to Second Amendment to Third Amended and Restated Credit Agreement

BANK OF NOVA SCOTIA

By:	/s/ Eugene Dempsey
Name:	Eugene Dempsey
Title:	Director

Signature page to Second Amendment to Third Amended and Restated Credit Agreement

ROYAL BANK OF CANADA

By:	/s/ Rina Kansagra
Name:	Rina Kansagra
Title:	Authorized Signatory

Signature page to Second Amendment to Third Amended and Restated Credit Agreement